UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2005

ALLIANCE BANCSHARES CALIFORNIA

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-33455	91-2124567
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Corporate Pointe, Culver City, California	90230
(Address of Principal Executive Offices)	(Zip Code)

(310) 410-9281

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 1, 2005, Daniel T. Jackson was appointed President and Chief Operating Officer of Alliance Bancshares California (the “Company”) and its subsidiary Alliance Bank.

Curtis S. Reis, who was the President of the Company and Alliance Bank prior to this appointment, resigned as President of the Company and Alliance Bank on the same date. Mr. Reis will continue in his current capacities as the Chief Executive Officer and Chairman of the Board of the Company and Alliance Bank.

Mr. Jackson, age 46, has been employed by Alliance Bank since 1997, and was appointed Executive Vice President and Chief Credit Officer of Alliance Bank in 1999. Mr. Jackson was appointed as Executive Vice President and Chief Credit Officer of the Company in connection with its formation in 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIANCE BANCSHARES CALIFORNIA

By:	/s/ Daniel L. Erickson
Daniel L. Erickson Executive Vice President and Chief Financial Officer

Dated: November 3, 2005